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                                                                     EXHIBIT 5.6



                        [Miles & Stockbridge Letterhead]



                                 April 28, 2003



Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

Re:   Prospectus Supplement to Registration Statement on Form S-3 (Senior Notes)

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), in connection with the preparation of a Prospectus Supplement (the "Prospectus Supplement") to a Registration Statement on Form S-3, as amended (Registration No. 333-104240, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance by the Company of up to $200,000,000 aggregate principal amount of its Senior Notes due 2011 (the "Notes").

         For purposes of giving the opinion set forth in this letter, we have examined the following: (a) the Registration Statement, (b) the Prospectus Supplement, (c) the proposed form of the Indenture relating to the Notes (the "Original Indenture"), (c) the proposed form of Supplemental Indenture pursuant to which the Notes are proposed to be issued (together with the Original Indenture, the "Indenture"), (d) the form of the Notes attached as an exhibit to the Indenture, and (e) such other documents, corporate records, laws and regulations as we have deemed necessary for the purpose of giving the opinions expressed in this letter.

         Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Indenture has been duly authorized and, when the Indenture and the Notes have been duly executed and delivered by the Company and the Notes have been duly authenticated by the trustee named in the Indenture and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus Supplement, the Notes will, to the extent Maryland law is applicable, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including




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Corrections Corporation of America
April 28, 2003
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principles of commercial reasonableness, good faith, and fair dealing
(regardless of whether enforcement is sought in a proceeding at law or in equity).

         We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. We point out that the Indenture and the Notes are, according to their terms, to be construed in accordance with and governed by the laws of the State of New York. We acknowledge that Bass, Berry & Sims PLC will rely on the opinions set forth herein in giving certain opinions of their own on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

         We acknowledge that Sidley Austin Brown & Wood LLP will rely on the opinions set forth herein as to matters of Maryland law in giving certain opinions on the date hereof and we consent to that reliance. We hereby consent to the use of our name under the heading "Legal Matters" in Prospectus Supplement and to the filing of this opinion letter with the Registration Statement as an exhibit thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     Miles & Stockbridge P.C.


                                     By: /s/ J.W. Thompson Webb
                                         ---------------------------------------
                                         Principal